NEWS RELEASE
For Immediate Release
Contact: Glen Akselrod, Bristol Capital
(905) 326-1888, Ext. 1
glen@bristolir.com

Aqua Metals Announces 2019 Results

Recent Highlights:

•Demonstrated AquaRefining technology by running commercial demonstration scale operations producing ~35,000 ingots of ultra-pure 99.996+% lead sold to Clarios, the Worlds’ largest battery manufacturer.
•Achieved 24x7 operations and ran up to 4 AquaRefining modules (24 electrolyzers) in steady state for up to a month at a time.
•Identified electrolyzer improvements expected to further reduce build and operating costs while increasing utilization percentage for more throughput.
•Awarded additional patents in ARIPO (Africa), Australia, India, Indonesia Japan and Vietnam for total of 27 patents issued, 3 applications allowed, 84 applications pending.
•Raised approximately $32 million and paid off $6.7 million convertible note.
•Fire occurred in the AquaRefining area of the recycling facility on November 29, 2019 causing $40.0 million to $50.0 million in damage and business interruption claims.
•Cause of fire was not related to the Aqua technology or process but rather contracting work being done in the area which had been idled several weeks earlier to facilitate the work.
•Engaged a public insurance adjuster in business for over 50 years who has been supporting the Company’s legal and finance team to provide forensic accounting, construction expertise and direct interface with the insurers to assist the Company in quickly and properly documenting the loss and maximizing the Company’s insurance recovery.
•Insurance carriers have initially paid $10.0 million for damages as a result of the fire.
•Efforts to accelerate the development of our capital light business strategy designed to optimize shareholder value by focusing on licensing opportunities.

•Seeking to stabilize cash needs through the immediate shift to a capital light strategy post fire and by working to collect insurance proceeds and possibly selling assets that may not be required under our revised go forward business plans.
•Working towards debt free balance sheet by restructuring the remaining balance on the USDA-backed loan with Green Bank that was initially intended to support set up for running the AquaRefinery at full scale.

MCCARRAN, NV., Mar. 11, 2020 (GLOBE NEWSWIRE) -- Aqua Metals, Inc. (NASDAQ: AQMS) ("Aqua Metals" or the "Company"), which is reinventing lead recycling with its AquaRefining™ technology, today announced financial and operational results for its year ended December 31, 2019.

"The misfortune and heartbreak caused by the fire in late November temporarily stopped us in our tracks. We quickly regrouped and are working to accelerate our already planned shift to a capital light go forward strategy. We believe we will be able to continue to non-dilutively fund the Company’s go forward plan, through cash preservation, insurance collection and asset disposition as appropriate. We are focusing our efforts to complete the productization of AquaRefining by way of operating our V1.25L iteration in Q2 2020 in support of commercializing our licensing business and efforts to grow shareholder value,” stated Steve Cotton, President and Chief Executive Officer.

2019 Financial Results

During the year ended December 31, 2019, the Company recognized revenue of $4.9 million, a gain of 10% compared to $4.4 million in 2018. Product sales consisted of high-purity lead from the AquaRefining process, resulting from increased production during the second and third quarters, as well as lead bullion, lead compounds and plastics. Limited production took place during the fourth quarter as plant operations were suspended while capital construction projects took place.

Cost of product sales increased by approximately 9% during the year to $24.8 million compared to $22.8 million in 2018. These costs remained high as a result of the initial ramp up but began to decrease as a percentage of revenue as the ramp up progressed. The cost of product sales is driven by materials and supplies related to increased production.

General and administrative expenses for 2019 were $19.3 million, compared to $14.2 million in 2018 an increase of approximately 36%. The most significant drivers of these increases were non-cash expense items. For the twelve months ended December 31, 2019, we had $9.0 million of non-cash expense related to the Veolia agreement. In addition, non-cash stock-based compensation to our employees and directors increased by approximately $2.8 million compared to the twelve months ended December 31, 2018.

For the year ended December 31, 2019, the Company had net loss of $44.8 million, or ($0.86) per diluted share, compared to a net loss of $40.3 million, or ($1.18) per diluted share, for the year ended December 31, 2018. The net loss for the year ended December 31, 2019 included $13.2 million of non-cash items comprised of $4.2 million in stock-based compensation and the $9.0 million of expense related to the Veolia agreement. Excluding the impact of the Veolia non-cash compensation, the Company’s adjusted net loss(1) was $35.8 million and ($0.69) per basic and diluted share. Weighted average shares outstanding for the year was 52.3 million.

As of December 31, 2019, the Company had $7.6 million in cash and cash equivalents.

(1) This is a non-GAAP measure; refer to the non-GAAP adjusted net loss section of this Press Release for additional detail.

Outlook for 2020

We are developing and analyzing a proposed capital light business strategy intended to optimize shareholder value by focusing on licensing opportunities, which have always been a core part of our business plans. We believe this path has the potential to maximize shareholder value and could be far less capital intensive and potentially more value maximizing than a rebuild and could possibly be funded solely or primarily from a combination of cash on hand, insurance proceeds and asset dispositions. A capital light strategy is consistent with our long-held business strategy and objectives. The approach for developing this strategy is to pursue potential licensing opportunities within the lead battery recycling marketplace while strengthening our cash position by first, working on the successful collection of insurance proceeds with the assistance of our retained public adjuster and special counsel to facilitate the collection for property and business interruption losses, second, conducting the disposal of certain assets not essential to the capital light licensing strategy and third, restructuring the remaining balance on the USDA-backed loan with Green Bank that was initially set up to provide capital for a running facility and would be impractical with a shift to capital light technology licensing business. The proposed go forward capital light business strategy would potentially require less space and less equipment and enable focus on the needs of our future licensees. We are working on demonstrating improved electrolyzers that would be specified for future licensees.

Conference Call and Webcast

Aqua Metals will hold a conference call and webcast at 1:30 p.m. PST (4:30 p.m. EST) to discuss these results. The Company will also provide a general corporate update including its post fire recovery plan for 2020 and beyond at that time. Interested parties are invited to register and listen to the call live over the internet at https://event.webcasts.com/starthere.jsp?ei=1288926&tp_key=7e934c3905. The live call is also available by dialing 877-497-9067 or for international callers 201-493-6706 and use conference ID: 13699973. If you do wish to ask a question, please access the internet portal as only questions submitted online will be accepted.
A replay of the teleconference will be available on https://ir.aquametals.com/ir-calendar. A replay will also be available until April 11, 2020 by dialing 877-660-6853 or 201-612-7415 and using conference ID: 13699973.

About Aqua Metals
Aqua Metals, Inc. (NASDAQ:AQMS) is reinventing lead recycling with its patented AquaRefining™ technology. Unlike smelting, AquaRefining is a room temperature, water-based process that emits less pollution. The modular systems are intended to allow the Company to vastly reduce environmental impact and scale lead acid recycling production capacity by licensing the AquaRefining technology to partners. This could help to meet growing demand for lead to power new applications including stop/start automobile batteries which complement the vehicle’s main battery, lead acid batteries which are in electric vehicles, Internet data centers, alternative energy applications including solar, wind, and grid scale storage. Aqua Metals is based in McCarran, NV, and has built its first recycling facility in Nevada’s Tahoe Reno Industrial Complex. To learn more, please visit www.aquametals.com.

Safe Harbor
This press release contains forward-looking statements concerning Aqua Metals, Inc. Forward-looking statements include, but are not limited to, our plans, objectives, expectations and intentions and other statements that contain words such as "expects," "contemplates," "anticipates," "plans," "intends," "believes", "estimates”, "potential“ and variations of such words or similar expressions that that convey uncertainty of future events or outcomes, or that do not relate to historical matters. The forward looking statements in this Corporate Presentation include our expectations for the success of our accelerated licensing strategy; our expectations for the nature and amount of licensing fees payable by our potential licensees; our expectations for the receipt of insurance proceeds from our claims relating to the November 2019 fire at our TRIC facility; the adequacy of such insurance proceeds, plus proceeds from the sale of legacy assets, to fund our licensing strategy; our ability to fund our future growth through non-dilutive forms of financing; the strength and efficacy of Aqua Metals' portfolio of patent applications and issued patents; and the future of lead acid battery recycling via traditional smelters. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the risk that we may not be able to satisfactorily demonstrate to potential licensees the technical and commercial viability of our AquaRefining process; (2) the risk that licensees may refuse or be slow to adopt our AquaRefining process as an alternative to smelting in spite of the perceived benefits of AquaRefining; (3) the risk that we may not realize the expected economic benefits from any licenses we may enter into; (4) the risk that we may not receive payments from our insurance carriers in amounts sufficient to compensate us for our losses; (5) the risk that our insurance recovery and proceeds from the sale of legacy assets will not be sufficient to fund our accelerated licensing strategy; (6) the risk that we will have to engage in additional sales of our equity securities in order to fund our future operations, (7) the risk that further funding, by any means, may not be available at all; (8) the risk that our common stock may be delisted from the Nasdaq Capital Market due to our inability to regain compliance with Nasdaq’s minimum bid price requirement; (9) the fact that we only recently commenced production of AquaRefined lead and have not generated any significant revenue from the sale of AquaRefined lead to date, thus subjecting us to all of the risks inherent in an early-stage company; (10) the risk that our patents and any other patents that may be issued to it may be challenged, invalidated, or circumvented, (11) the risk that we may not realize the expected benefits of our relationship with Veolia; (12) the risk that we may not be able to successfully conclude ours proposed joint development agreement with Clarios or, if we do, realize the expected benefits of such agreement, (13) changes in the federal, state and foreign laws regulating the recycling of lead acid batteries; (14) our ability to protect our proprietary technology, trade secrets and know-how and (15) those other risks disclosed in the section "Risk Factors" included in our Annual Report on Form 10-K filed on March 11, 2020 and subsequent SEC filings. Aqua Metals cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.

Non-GAAP Adjusted net loss

The Company believes the use of adjusted net loss allows management, investors, and analysts to understand its net loss related to its primary business. For the year ended December 31, 2019, effects of the Veolia non-cash share payments have been excluded from net loss. Net loss is reconciled to adjusted net loss in the table below (in thousands, except per share amounts):

AQUA METALS, INC.
Reconciliation to Non-GAAP Net Loss
(Unaudited)

Year ended
December 31, 2019
Net loss	$(44,795)
Veolia non-cash share payments	$8,966
Adjusted net loss	$(35,829)

Net loss per share, basic and diluted	$(0.86)
Veolia non-cash share payments	$0.17
Adjusted net loss per share, basic and diluted	$(0.69)

Note About Non-GAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Aqua Metals presents adjusted net loss and adjusted net loss per share, which are non-GAAP financial measures. Adjusted net loss and adjusted net loss per share are determined by taking net loss and eliminating the impacts of our issuance of shares of our common stock to Veolia in consideration of services provided to us by Veolia. Our definitions of adjusted net loss and adjusted net loss per share may not be comparable to the definitions of similarly titled measures used by other companies. We believe that these non-GAAP financial measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. These metrics are used as part of our internal reporting to evaluate our operations and the performance of senior management. A table reconciling this measure to the comparable GAAP measure is available in the accompanying financial tables above.

AQUA METALS, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

ASSETS
	December 31, 2019	December 31, 2018
Current assets
Cash and cash equivalents	$7,575	$20,892
Accounts receivable	244	725
Insurance proceeds receivable	17,446	—
Inventory	1,257	765
Prepaid expenses and other current assets	981	370
Total current assets	27,503	22,752

Non-current assets
Property and equipment, net	37,643	45,548
Intellectual property, net	999	1,271
Other assets	3,309	1,800
Total non-current assets	41,951	48,619

Total assets	$69,454	$71,371

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$4,829	$2,088
Accrued expenses	4,133	5,196
Deferred rent, current portion	—	8
Lease liability, current portion	552	121
Notes payable, current portion	296	311
Convertible note payable, current portion	—	4,075
Total current liabilities	9,810	11,799

Deferred rent, non-current portion	—	27
Lease liability, non-current portion	861	110
Asset retirement obligation	790	745
Notes payable, non-current portion	8,404	8,600
Total liabilities	19,865	21,281

Commitments and contingencies

Stockholders’ equity
Common stock; $0.001 par value; 100,000,000 and 50,000,000 shares authorized as of December 31, 2019 and December 31, 2018, respectively; 57,997,780 and 38,932,437 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	58	39
Additional paid-in capital	189,422	145,147
Accumulated deficit	(139,891)	(95,096)
Total stockholders’ equity	49,589	50,090

Total liabilities and stockholders’ equity	$69,454	$71,371

AQUA METALS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Year ended December 31,
	2019	2018
Product sales	$4,874	$4,449

Operating cost and expense
Cost of product sales	24,799	22,761
Research and development cost	1,555	4,502
General and administrative expense	19,314	14,214

Loss from operations	(40,794)	(37,028)

Other income and expense
Insurance proceeds net of related expenses	(792)	—
Interest expense	(3,477)	(3,447)
Interest and other income	270	223

Total other expense, net	(3,999)	(3,224)

Loss before income tax expense	(44,793)	(40,252)

Income tax expense	(2)	(2)

Net loss	$(44,795)	$(40,254)

Weighted average shares outstanding, basic and diluted	52,263,885	34,154,826

Basic and diluted net loss per share	$(0.86)	$(1.18)